Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Aaron Rents, Inc. of our report dated March 7, 2005, with respect to the consolidated financial statements of Aaron Rents, Inc., included in the 2004 Annual Report to Shareholders of Aaron Rents, Inc.

We consent to the incorporation by reference in the following Registration Statements:

(1)                                  Registration Statement (Form S-8 No. 33-9206) pertaining to the Aaron Rents, Inc. Employees Retirement Plan and Trust

(2)                                  Registration Statement (Form S-8 No. 33-62538) pertaining to the Aaron Rents, Inc. Employees Retirement Plan and Trust

(3)                                  Registration Statement (Form S-8 No. 333-33363) pertaining to the Aaron Rents, Inc. 1996 Stock Option and Incentive Award Plan

(4)                                  Registration Statement (Form S-8 No. 333-76026) pertaining, inter alia, to the Aaron Rents, Inc. 2001 Stock Option and Incentive Award Plan

of our report dated March 7, 2005, with respect to the consolidated financial statements of Aaron Rents, Inc. incorporated herein by reference, our report dated March 7, 2005, with respect to Aaron Rents, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Aaron Rents, Inc. included herein.

Ernst & Young LLP

Atlanta, Georgia
March 7, 2005